Exhibit (5)

Faegre Drinker Biddle & Reath LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402 +1 612 766 7000 main +1 612 766 1600 fax

June 12, 2020

Target Corporation

1000 Nicollet Mall

Minneapolis, MN  55403

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Target Corporation, a Minnesota corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), registering issuance of deferred compensation obligations (the “Obligations”) under the Target Corporation DDCP (2013 Plan Statement), the Target Corporation EDCP (2017 Plan Statement) and the Target Corporation Officer EDCP (2017 Plan Statement) (collectively, the “Plans”), which represent the obligation of the Company to pay deferred compensation and other amounts credited to accounts established under the Plans.

For purposes of this opinion letter, we have examined the Plans, the Registration Statement, the Articles of Incorporation, as currently in effect, and the Bylaws, as currently in effect, of the Company, the resolutions of the Company’s board of directors or a committee of the board of directors authorizing the Plans and other records, agreements, instruments, certificates of public officials and documents as we have deemed necessary as a basis for the opinions hereinafter expressed and have made such examination of statutes as we have deemed relevant and necessary in connection with the opinions hereinafter expressed.  As to facts material to this opinion letter, we have relied upon certificates, statements or representations of public officials, of officers and representatives of the Company and of others, without any independent verification thereof.

In our examination, we have assumed: (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (v) the authenticity of the originals of such latter documents; (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments, certificates and records we have reviewed; and (vii) the absence of any undisclosed modifications to the agreements and instruments reviewed by us.

Based on and subject to the foregoing and to the other qualifications, assumptions and limitations set forth herein, we are of the opinion that:

1.             The Company is duly and validly organized and existing and in good standing under the laws of the State of Minnesota;

2.             All necessary corporate action has been taken by the Company to adopt the Plans, and the Plans are validly existing plans of the Company; and

3.             When issued by the Company in the manner provided in the Plans, the Obligations will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject as to enforcement to (i) bankruptcy, insolvency, reorganization, arrangement or other laws of general applicability relating to or affecting creditors’ rights, and (ii) general principles of equity, whether such enforcement is considered in a proceeding in equity or at law.

This opinion speaks only as of the date the Registration Statement becomes effective under the Act, and we assume no obligation to revise or supplement this opinion thereafter.  This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Yours very truly,

FAEGRE DRINKER BIDDLE & REATH LLP

By:	/s/ Amy C. Seidel
Amy C. Seidel